UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: January 3, 2006

a21, Inc.

(Exact name of registrant as specified in its charter)
Texas (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2006, a21, Inc. (the “Company”) entered into an employment agreement with Thomas Costanza pursuant to which Mr. Costanza will be employed as the Company’s Vice President and Chief Financial Officer. In consideration for his services to the Company, Mr. Costanza will be paid an annual salary of $114,000 per year, will receive benefits equivalent to those received by other executives of the Company and options to purchase 165,000 shares of the Company’s common stock. In addition, the Company will reimburse Mr. Costanza for up to $15,000 of relocation and transition lodging expenses. The agreement provides for a thirty-six month term, unless terminated by either party for any reason or by the Company for cause. In the event Mr. Costanza terminates his relationship with the Company within the first six months of the agreement, Mr. Costanza will be obligated to reimburse the Company for a portion of the relocation and transition lodging expenses. If the Company terminates Mr. Costanza’s employment with the Company without cause, the Company will be required to pay Mr. Costanza, in addition to any unpaid salary and unused accrued vacation time, (i) if written notice is given before June 30, 2006 or Mr. Costanza has not yet moved to the Jacksonville metropolitan area, Mr. Costanza’s salary for 50% of the time that Mr. Costanza was employed by the Company, but for no longer than three months, or (ii) if written notice is given after June 30, 2006 and Mr. Costanza has already moved to the Jacksonville metropolitan area, the lesser of (a) the salary due for the remaining term of the Agreement, or (b) six month’s salary.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, the Board of Directors of a21, Inc. (the “Company”) named Thomas Costanza the Vice President and Chief Financial Officer of the Company. Thomas V. Butta, who was the acting Chief Financial Officer until Mr. Costanza’s appointment, stepped down from that position on that date, but he remains the Vice Chairman of the Board of Directors and the President of the Company.

Previously and since November 2004, Mr. Costanza was the Vice President, Chief Financial Officer and interim President of AMCO Water Metering Systems, Inc., a manufacturing subsidiary of a global corporation. Prior to that time and since May 2002, Mr. Costanza was the Corporate Controller of Lindsay Manufacturing Co., a manufacturer of irrigation systems. Prior to that time and since October 1999, Mr. Costanza was the Director of Finance and Controller of Bombardier Capital, Inc., a financial services company.

Please see the disclosure in Item 1.01 above for a description of the terms of Mr. Costanza’s employment agreement with the Company.

Item 9.01. Financial Statements and Exhibits.
Exhibit	Description
10.1	Employment Agreement between the a21, Inc. and Thomas Costanza, dated January 3, 2006
99.1	Press Release dated January 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:	/s/ Albert H. Pleus
Albert H. Pleus
Chief Executive Officer

Dated: January 9, 2006

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.
Exhibit	Description
10.1	Employment Agreement between the a21, Inc. and Thomas Costanza, dated January 3, 2006
99.1	Press Release dated January 9, 2006